EXHIBIT 10.16

NOTICE OF GRANT OF STOCK APPRECIATION RIGHT (SAR) AWARD

Name of Employee:            XXXXXX

Name of Plan:            Amended and Restated 2011 Ashland Inc. Incentive Plan

Number of SAR’s:            XXXXXXX

Grant Price Per SAR:        XXXXXXX

Date of SAR Grant:            XXXXXXX

Vesting Schedule:            50% on 1st Anniversary of Grant Date
Additional 25% on 2nd Anniversary of Grant Date
Remaining 25% on 3rd Anniversary of Grant Date

Expiration Date:        _____________ ____, 20___

ASHLAND INC. (“Ashland”) hereby confirms the grant of a Stock Appreciation Right (“SAR”) award (“Award”) to the above-named Participant (hereinafter called the “Participant”) pursuant to the Amended and Restated 2011 Ashland Inc. Incentive Plan (hereinafter called the “Plan”), in order to provide the Participant with an additional incentive to continue his/her services to Ashland and to continue to work for the best interests of Ashland. This Award entitles the Participant to receive a number of shares of Ashland Common Stock, par value $0.01 per share (“Common Stock”) with a fair market value equal to the product of (1) the excess of the fair market value per share of Common Stock at the time the SAR is exercised over the grant price per share of the SAR, multiplied by (2) the number of shares of Common Stock covered by the SAR (or the portion thereof which is so exercised). For purposes of this Award, fair market value shall be determined by the sale price of the Common Stock as reported on the Composite Tape of the New York Stock Exchange at the time the SAR is exercised. To the extent vested, this Award may be exercised, as provided in the Plan, until the Expiration Date or such earlier date that the Award terminates pursuant to the Plan.
Ashland confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of SARs set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan.
Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or its subsidiaries.

Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its subsidiaries and any third party Plan administrators as necessary for the purpose of managing and administering the Plan. The Participant understands that such

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processing of this information may need to be carried out by Ashland, its subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

The Participant consents and agrees to electronic delivery of any documents that Ashland may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to Ashland Inc., Attn: Shea Blackburn, 50 E. RiverCenter Blvd., Covington, KY 41012 , this consent shall be effective for the duration of the Award. The Participant also understands that the Participant shall have the right at any time to request that Ashland deliver written copies of any and all materials referred to above at no charge.

This Award is granted under, and is subject to, all the terms and conditions of the Plan, including, but not limited to, the forfeiture provision of Section 16(H) of the Plan. Copies of the Plan and related Prospectus are available for your review on Fidelity’s website.

This grant of Stock Appreciation Rights is subject to your on-line acceptance of the terms and conditions of this Agreement through the Fidelity website. By accepting the terms and conditions of this Agreement, the Participant acknowledges receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and conditions set forth herein and in the Plan.

ASHLAND INC.

By:	/s/ James J. O'Brien

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